UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 6, 2017

Novanta Inc.

(Exact name of Registrant as Specified in Its Charter)

New Brunswick, Canada	001-35083	98-0110412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts		01730
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 266-5700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On June 6, 2017, Novanta Europe GmbH (the “Buyer”), a wholly-owned subsidiary of Novanta Inc. (“Novanta”), and Novanta, as guarantor, entered into an Agreement on the Sale and Transfer of All Shares in W.O.M. World of Medicine GmbH (the “Purchase Agreement”) with Aton GmbH (the “Seller”) for the purchase of 100% of the outstanding shares of World of Medicine GmbH (the “Acquired Company”), a division of the Seller. The transaction contemplated by the Purchase Agreement is expected to close in the third quarter of 2017, subject to the completion or waiver of the closing condition. The closing condition requires the Seller to provide to the Buyer consolidated financial statements of the Acquired Company (including, for avoidance of doubt, all of its subsidiaries) for the fiscal year ended December 31, 2016, prepared in accordance with International Financial Reporting Standards (including all necessary footnote disclosures) and audited by Deloitte GmbH Wirtschaftsprüfungsgesellschaft.

Pursuant to the terms of the Purchase Agreement, the parties have agreed to an aggregate purchase price of €115.0 million in cash for the outstanding shares of the Acquired Company, subject to certain customary working capital and other adjustments. If the Buyer fails to pay the agreed purchase price within three business days following the scheduled closing date although it has become due and payable (including as a result of the closing condition having been fulfilled or waived), the Buyer is obligated to pay to the Seller liquidated damages in the amount of €7.5 million in lieu of specific performance or other legal remedies for failing to close. The Purchase Agreement provides that, upon receipt of such payment by the Seller, the Buyer shall have no further obligations or liabilities under or in connection with the Purchase Agreement and the Purchase Agreement shall be deemed terminated by mutual consent.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.

Novanta expects to draw down on its $225 million revolving credit facility in order to fund a portion of the purchase price for the Acquired Company.

Forward-Looking Statements

Certain statements in this Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, expectations regarding the closing of the acquisition of the Acquired Company, including whether the acquisition will close in the time frame expected or at all, and expectations regarding the plans of Novanta to fund a portion of the purchase price of the acquisition by drawing down on its revolving credit facility.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the failure to satisfy or waive the closing condition contained in the Purchase Agreement and the inability to draw down on Novanta’s revolving credit agreement. Other important risk factors that could affect the outcome of the events set forth in these statements are discussed in Item 1A of Novanta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, its subsequent filings with the Securities and Exchange Commission (“SEC”), and in its future filings with the SEC. Forward-looking statements are based on Novanta’s beliefs and assumptions and on information currently available to Novanta. Novanta disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Form 8-K except as required by law.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits:

2.1*

Agreement for the Sale and Transfer of all Shares in W.O.M. World of Medicine GmbH dated June 6, 2017, by and between Novanta Europe GmbH and Aton GmbH. (The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.)

*	Confidential treatment has been requested with respect to certain portions of this exhibit, which portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Novanta Inc.
(Registrant)

Date: June 9, 2017	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1*

Agreement for the Sale and Transfer of all Shares in W.O.M. World of Medicine GmbH dated June 6, 2017, by and between Novanta Europe GmbH and Aton GmbH. (The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.)

*	Confidential treatment has been requested with respect to certain portions of this exhibit, which portions have been filed separately with the Securities and Exchange Commission.